NEWS RELEASE

PAR PACIFIC HOLDINGS ANNOUNCES CLOSING OF
PRIVATE OFFERING OF $105 MILLION OF 12.875% SENIOR SECURED NOTES DUE 2026

HOUSTON, June 5, 2020 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today announced that Par Petroleum, LLC (“Par Petroleum”) and Par Petroleum Finance Corp. (“Finance Corp.” and together with Par Petroleum, the “Issuers”), both wholly-owned subsidiaries of the Company, closed a private offering of $105 million aggregate principal amount of 12.875% senior secured notes due 2026 (the “Notes”).

The Issuers intend to use the net proceeds of the offering for general corporate purposes.

The Notes will be secured, senior obligations of the Issuers, and interest will be payable semi-annually in arrears. The Notes will be guaranteed on a senior secured basis by Par Petroleum’s existing and certain future domestic restricted subsidiaries (excluding Finance Corp.) and on a senior unsecured basis only as to the payment of principal and interest by the Company. The Notes will be secured on a pari passu basis with the same collateral that secures the Issuers’ existing 7.750% Senior Secured Notes due 2025 and the Issuers’ existing Term Loan B facility, which consists of first-priority security interests in substantially all of the assets of the Issuers and the subsidiary guarantors, other than assets constituting collateral for the supply and offtake agreements with J. Aron & Company LLC, assets constituting collateral for the asset-based revolving credit facility with Bank of America, N.A. and other banks as lenders, assets constituting collateral for the intermediation arrangement with Merrill Lynch Commodities, Inc. and certain excluded properties.

The Notes were offered in a private offering only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Act”). Neither the Notes nor the related guarantees have been, or will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Par Pacific Holdings

Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, owns and operates market-leading energy, infrastructure and retail businesses. Par Pacific’s strategy is to acquire and develop businesses in logistically complex markets. Par Pacific owns and operates one of the largest energy networks in Hawaii with 148,000 bpd of combined refining capacity, a logistics system supplying the major islands of the state and 91 retail locations. In the Pacific Northwest and the Rockies, Par Pacific owns and operates 60,000 bpd of combined refining capacity, related multimodal logistics systems and 33 retail locations. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Additionally, forward-looking statements are subject to certain risks, trends and uncertainties. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct.  Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date.  Additionally, significant uncertainties remain with respect to COVID-19 and its economic effects. Due to the unpredictable and unprecedented nature of the COVID-19 pandemic, the Company cannot identify all potential risks to, and impacts on, its business, including the ultimate adverse economic impact to the Company’s results of operations, financial position and liquidity. However, the adverse impact of COVID-19 on the Company has been and will likely continue to be material in the near term and perhaps for an extended period. There can be no guarantee that the operational and financial measures the Company has taken to mitigate its impact, and may take in the future, in response to COVID-19 will be effective. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise except as required by law. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:

Ashimi Patel
Manager, Investor Relations
(832) 916-3355
apatel@parpacific.com